UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013 and September 16, 2013, Royal Gold, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with Tony Jensen, its President and Chief Executive Officer; Stefan Wenger, its Chief Financial Officer and Treasurer; William Heissenbuttel, its Vice President Corporate Development, Bruce C. Kirchhoff, its Vice President, General Counsel and Secretary; and William Zisch, its Vice President Operations (each, an “Executive”). The Employment Agreements became effective September 15, 2013 and supersede employment agreements with Messrs. Jensen, Wenger, Kirchhoff and Zisch that expired on September 15, 2013 in accordance with their terms (the “Prior Employment Agreements”), the terms of which were described in the Company’s 2012 proxy statement and copies of which were filed as Exhibits 10.1 and 10.2 to the Company’s current report on Form 8-K filed on September 18, 2008. The Employment Agreements are the same as the Prior Employment Agreements in all material respects, with the following exceptions:

•	Term. Each Employment Agreement has a one-year term commencing September 15, 2013, which will automatically renew for four consecutive one-year periods unless either the Company or the Executive timely elects for non-renewal.

•	Base Salary. The base salaries of Messrs. Jensen, Wenger, Kirchhoff and Zisch have increased to $593,000, $350,000, $330,000 and $350,000, respectively. Mr. Heissenbuttel’s base salary is $360,000. Base salaries may be increased annually as determined by the Board of Directors of the Company or its Compensation, Nominating and Governance Committee.

•	Severance Compensation. Upon an involuntary termination of employment by the Company without “cause,” a voluntary termination of employment by an Executive for “good reason,” or if the Company elects not to renew the employment term during the four-year renewal period, each Executive’s severance compensation is now the aggregate of one times his base salary, one times his average annual cash incentive bonus for the prior three fiscal years, and accrued obligations due the Executive.

•	Remedies. Under the Employment Agreements, if an Executive breaches his obligations regarding ownership and protection of intellectual property and confidential information or his obligations regarding restrictive covenants, including the covenant not to compete, then he forfeits his right to receive all severance payments due upon his termination, except to the extent required by law.

•	Internal Revenue Code Section 409A. The Employment Agreements include certain technical amendments to conform with Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Employment Agreements is qualified in its entirety by reference to the form of Employment Agreement with Mr. Jensen filed herewith as Exhibit 10.1 and the form of Employment Agreement for the other Executives filed herewith as Exhibit 10.2, each of which is incorporated herein by reference.

Item 8.01 Other Events.

On September 16, 2013, the Company issued a press release announcing its fourth quarter dividend. The press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Employment Agreement by and between Royal Gold, Inc. and Tony Jensen.

10.2	Form of Employment Agreement by and between Royal Gold, Inc. and each of the following individuals: Stefan Wenger, William Heissenbuttel, Bruce C. Kirchhoff and William Zisch.

99.1	Press Release dated September 16, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: September 19, 2013	By:	/s/ Bruce C. Kirchhoff
	Name:	Bruce C. Kirchhoff
	Title:	Vice President, General Counsel and
Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Employment Agreement by and between Royal Gold, Inc. and Tony Jensen.

10.2	Form of Employment Agreement by and between Royal Gold, Inc. and each of the following individuals: Stefan Wenger, William Heissenbuttel, Bruce C. Kirchhoff and William Zisch.

99.1	Press Release dated September 16, 2013.

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